Exhibit 10.1

AMENDMENT NO. 1 TO
BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT (this “Amendment”) is made and entered into as of December 1, 2023, by and among The Arena Group Holdings, Inc., a Delaware corporation (“Arena”), Simplify Inventions, LLC, a Delaware limited liability company (“Simplify”), Bridge Media Networks, LLC, a Michigan limited liability company and a wholly owned subsidiary of Simplify, New Arena Holdco, Inc., a Delaware corporation and a wholly owned subsidiary of Arena (“Newco”), Energy Merger Sub I, LLC, a Delaware limited liability company and a wholly owned subsidiary of Newco, and Energy Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Newco.

W I T N E S S E T H:

WHEREAS, the parties hereto previously entered into that certain Business Combination Agreement, dated as of November 5, 2023 (the “Agreement”; any undefined capitalized terms used in this Amendment have the meanings ascribed to such terms in the Agreement).

WHEREAS, in connection with the Letter of Intent and prior to the execution and delivery of the Agreement, Arena and each of BRF Investments, LLC (“BRF Investments”), B. Riley Securities, Inc. (“B. Riley Securities”), B. Riley Principal Investments, LLC (“B. Riley Principal Investments”), Bryant R. Riley and B. Riley Asset Management LLC (collectively, the “B. Riley Voting Agreement Parties”) entered into those certain Voting and Support Agreements, each dated as of August 14, 2023 (collectively, the “B. Riley Voting and Support Agreements”), pursuant to which, among other things, each of the B. Riley Voting Agreement Parties has agreed (i) to vote the Arena Common Stock held by such B. Riley Voting Agreement Party in favor of the transactions contemplated by the Letter of Intent, (ii) not to sell, transfer, pledge, encumber, assign, tender, exchange, hedge, short sell or otherwise dispose of any of the Arena Common Stock held by such B. Riley Voting Agreement Party during the term of the B. Riley Voting and Support Agreements and (iii) not to enter into any legally binding contract, option or other arrangement or undertaking providing for such transfer of any such Arena Common Stock during the term of the B. Riley Voting and Support Agreements.

WHEREAS, concurrently with the execution and delivery of this Amendment, Simplify and each of BRF Investments, B. Riley Securities, B. Riley Principal Investments, BRC Partners Opportunity Fund, LP, 272 Capital Master Fund Ltd., Bryant and Carleen Riley JTWROS, Bryant Riley C/F Abigail Riley UTMA CA, Bryant Riley C/F Charlie Riley UTMA CA, Bryant Riley C/F Susan Riley UTMA CA and Bryant Riley C/F Eloise Riley UTMA CA (collectively, the “B. Riley Sellers”) will enter into that certain Stock Purchase Agreement, dated as of the date hereof, by and among Simplify, the B. Riley Sellers, and Arena and the other Note Parties (as defined in the Arena Note Purchase Agreement, as amended, and hereinafter referred to as the “Note Parties”) party thereto (for purposes of Section 4 thereof) (the “B. Riley Stock Purchase Agreement”), pursuant to which, among other things, the B. Riley Sellers will sell to Simplify, and Simplify will purchase from the B. Riley Sellers, all of the shares of Arena Common Stock owned by the B. Riley Sellers, on the terms and subject to the conditions set forth therein.

WHEREAS, concurrently with the execution and delivery of this Amendment, Simplify and each of Boothbay Absolute Return Strategies, LP, Boothbay Diversified Alpha Master Fund, LP, Survivor’s Trust under the Riley Family Trust and Todd Sims (collectively, the “Non-B. Riley Sellers”) will enter into that certain Stock Purchase Agreement, dated as of the date hereof, by and among Simplify, the Non-B. Riley Sellers, and Arena and the other Note Parties party thereto (for purposes of Section 4 thereof) (the “Non-B. Riley Stock Purchase Agreement” and, together with the B. Riley Stock Purchase Agreement, the “Stock Purchase Agreements”), pursuant to which, among other things, the Non-B. Riley Sellers will sell to Simplify, and Simplify will purchase from the Non-B. Riley Sellers, all of the shares of Arena Common Stock owned by the Non-B. Riley Sellers, on the terms and subject to the conditions set forth therein.

WHEREAS, concurrently with the execution and delivery of this Amendment, Arena will enter into that certain Securities Purchase and Assignment Agreement, dated as of the date hereof, by and among BRF Finance Co., LLC (“BRF Finance”), Renew Group Private Limited (“Renew”), Arena and the other Note Parties party thereto (collectively with the documents, instruments and agreements referenced thereto, the “B. Riley Securities and Assignment Agreement”), pursuant to which, among other things, BRF Finance will sell to Renew, and Renew will purchase from BRF Finance, all of the Arena Notes owned by BRF Finance (constituting the sole Arena Notes issued under the Arena Note Purchase Agreement), on the terms and subject to the conditions set forth therein.

WHEREAS, one of the conditions to the closing under the Stock Purchase Agreements (the “B. Riley Closing”) is the execution and delivery by Arena and each of the B. Riley Voting Agreement Parties of those certain termination agreements, each dated as of the date hereof (collectively, the “B. Riley Voting and Support Agreement Terminations”), pursuant to which the B. Riley Voting and Support Agreements shall be terminated, conditioned upon, and effective immediately prior to, the consummation of the B. Riley Closing.

WHEREAS, one of the other conditions to the B. Riley Closing is the delivery by each of Todd Sims and Daniel Shribman (collectively, the “B. Riley Board Members”) of duly executed letters of resignation resigning from the Board of Directors of Arena, in each case, conditioned upon, and effective as of, the consummation of the B. Riley Closing.

WHEREAS, in connection with the Stock Purchase Agreements, Arena has required that Arena and Simplify enter into that certain Voting and Support Agreement, dated as of the date hereof (the “Simplify Voting and Support Agreement” and, together with the Stock Purchase Agreements, the B. Riley Securities and Assignment Agreement and the B. Riley Voting and Support Agreement Terminations, collectively, the “B. Riley Transaction Documents”; the transactions contemplated by the B. Riley Transaction Documents, the “B. Riley Transactions”), pursuant to which, among other things, Simplify has agreed (i) to vote the shares of Arena Common Stock owned by it in favor of the transactions contemplated by the Agreement and (ii) not to transfer Arena Common Stock held by it during the term of the Simplify Voting and Support Agreement.

WHEREAS, pursuant to Section 12.03 of the Agreement, any provision of the Agreement may be amended prior to the Arena Effective Time by an instrument in writing signed by each party to the Agreement.

WHEREAS, in connection with the B. Riley Transaction Documents and the B. Riley Transactions, the parties hereto desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

Section 1. Amendments to the Agreement. The Agreement is hereby amended as follows:

(a) Amendment with Respect to Directors of Newco. The text of Exhibit H of the Agreement is hereby deleted in its entirety and replaced with the text contained in Appendix A attached to and incorporated by reference into this Amendment.

(b) Amendment With Respect to Nomination Agreement. The text of Exhibit L of the Agreement is hereby deleted in its entirety and replaced with the text contained in Appendix B attached to and incorporated by reference into this Amendment.

(c) Amendments With Respect to Arena Note Purchase Agreement. The text of the definition of “Arena Note Purchase Agreement” in Section 1.01(a) of the Agreement (Definitions) is hereby deleted in its entirety and replaced with the following text:

““Arena Note Purchase Agreement” means the Third Amended and Restated Note Purchase Agreement, dated as of December 15, 2022, as amended by the First Amendment to the Third Amended and Restated Note Purchase Agreement, dated as of August 14, 2023, and as amended by the Second Amendment to the Third Amended and Restated Note Purchase Agreement, dated as of December 1, 2023, by and among Arena, the Subsidiaries of Arena party thereto, BRF Finance Co., LLC, and the other purchasers from time-to-time party thereto.”

(d) Amendments With Respect to B. Riley Transaction Documents.

(i) The text of Section 1.01(a) of the Agreement (Definitions) is hereby amended to add the following new defined terms in their appropriate alphabetical order:

““Amendment No. 1” means the Amendment No. 1 to Business Combination Agreement, dated as of December 1, 2023, by and among Arena, Simplify, Bridge Media, Newco, Merger Sub 1 and Merger Sub 2.”

““Stock Purchase Agreements” means, collectively, (i) the Stock Purchase Agreement, dated as of the date of the Amendment No. 1, by and among Simplify, each of BRF Investments, B. Riley Securities, B. Riley Principal Investments, BRC Partners Opportunity Fund, LP, 272 Capital Master Fund Ltd., Bryant and Carleen Riley JTWROS, Bryant Riley C/F Abigail Riley UTMA CA, Bryant Riley C/F Charlie Riley UTMA CA, Bryant Riley C/F Susan Riley UTMA CA and Bryant Riley C/F Eloise Riley UTMA CA, and Arena and the other Note Parties party thereto (for purposes of Section 4 thereof) and (ii) the Stock Purchase Agreement, dated as of the date of the Amendment No. 1, by and among Simplify, each of Boothbay Absolute Return Strategies, LP, Boothbay Diversified Alpha Master Fund, LP, Survivor’s Trust under the Riley Family Trust and Todd Sims, and Arena and the other Note Parties party thereto (for purposes of Section 4 thereof).”

(ii) The text of Section 5.07 of the Agreement (Ownership of Company Common Stock) is hereby deleted in its entirety and replaced with the following text:

“Section 5.07 Ownership of Company Common Stock. As of the date of the Amendment No. 1, other than as a result of this Agreement, the other Transaction Documents, the Letter of Intent or the Stock Purchase Agreements, none of Simplify or any of its “affiliates” or “associates” is, or has been at any time during the last three years, an “interested stockholder” of Arena (in each case, as such quoted terms are defined under Section 203 of Delaware Law). As of the date of the Amendment No. 1, other than the shares of Arena Common Stock acquired by Simplify pursuant to the Stock Purchase Agreements, Simplify and its “affiliates” or “associates” own no shares of Arena Common Stock.”

(e) No Additional Changes. Except as specifically set forth in this Amendment, the terms and provisions of the Agreement shall remain unmodified. From and after the date of this Amendment, all references to the Agreement shall mean the original Agreement as amended by this Amendment.

Section 2. Simplify Directors. In connection with the B. Riley Transactions, Arena shall take all necessary actions to appoint Cavitt Randall and Christopher Fowler to the Board of Directors of Arena to fill the vacancies resulting from the resignation of the B. Riley Board Members, effective as of immediately following such resignations.

Section 3. Antitakeover Statutes. Arena hereby represents and warrants to Simplify that as of the date hereof and as of the Closing that Arena has taken all action necessary to exempt the B. Riley Transaction Documents and the B. Riley Transactions from Section 203 of Delaware Law, and, accordingly, neither such section nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other “control share acquisition,” “fair price,” “moratorium” or other antitakeover laws enacted under U.S. state or federal laws apply to the B. Riley Transaction Documents or the B. Riley Transactions.

Section 4. Waivers. Notwithstanding anything to the contrary contained in the Agreement, including, without limitation, in Section 8.01 of the Agreement (Reasonable Best Efforts), each of Simplify and Arena (each on behalf of itself and its Affiliates party to the Agreement) hereby waives any provision in the Agreement that is, may or could be violated by any term or condition set forth in the B. Riley Transaction Documents, including the consummation of the B. Riley Transactions.

Section 5. Counterparts; Facsimile Signatures. This Amendment may be executed in multiple counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. For purposes of this Amendment, facsimile signatures shall be deemed originals, and the parties hereto agree to exchange original signatures as promptly as possible.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Amendment.

THE ARENA GROUP HOLDINGS, INC.

By:	/s/ Ross Levinsohn
Name:	Ross Levinsohn
Title:	Chief Executive Officer

NEW ARENA HOLDCO, INC.

By:	/s/ Ross Levinsohn
Name:	Ross Levinsohn
Title:	Chief Executive Officer

ENERGY MERGER SUB I, LLC

By:	/s/ Ross Levinsohn
Name:	Ross Levinsohn
Title:	Chief Executive Officer

ENERGY MERGER SUB II, LLC

By:	/s/ Ross Levinsohn
Name:	Ross Levinsohn
Title:	Chief Executive Officer

[Signature page to Amendment No. 1 to Business Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Amendment.

SIMPLIFY INVENTIONS, LLC

By:	/s/ Manoj Bhargava
Name:	Manoj Bhargava
Title:	Manager

BRIDGE MEDIA NETWORKS, LLC

By:	/s/ Vince Bodiford
Name:	Vince Bodiford
Title:	Chief Executive Officer

[Signature page to Amendment No. 1 to Business Combination Agreement]

APPENDIX A

EXHIBIT H
Directors of Newco

1.	Manoj Bhargava
2.	Vince Bodiford
3.	Cavitt Randall
4.	Herbert Hunt Allred
5.	Christopher Fowler
6.	Ross Levinsohn
7.	Laura Lee

APPENDIX B

EXHIBIT L
Form of Nomination Agreement

(see attached)